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                                                                   EXHIBIT 23(b)



                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors


American Exploration Company:



     We consent to the incorporation by reference in this registration statement on Form S-1 of American Exploration Company of our report dated September 26, 1996, relating to the statements of oil and gas revenues and direct lease operating expenses of the Zilkha I Properties for each of the years in the three-year period ended December 31, 1995, and to the reference to our firm under the heading "Experts" in the prospectus.



                                          KPMG PEAT MARWICK LLP



Houston, Texas


October 31, 1996